SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934




                                July 31, 1999
_____________________________________________________________________________
                     (Date of earliest event reported)



                      Independence Community Bank Corp.
_____________________________________________________________________________
           (Exact name of registrant as specified in its charter)


Delaware                       0-23229                    13-3387931
_____________________________________________________________________________
(State or other jurisdiction (Commission File Number)   (IRS Employer
of incorporation)                                        Identification No.)


195 Montague Street, Brooklyn, New York                   11201
_____________________________________________________________________________
(Address of principal executive offices)                  (Zip Code)


                              (718) 722-5300
_____________________________________________________________________________
          (Registrant's telephone number, including area code)


                              Not Applicable
_____________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  OTHER EVENTS
         ------------

    Effective as of July 31, 1999 (the "Effective Time"), Independence Community Bank Corp., a Delaware corporation (the "Company"), completed its acquisition of Broad National Bancorporation, a New Jersey corporation ("Broad"), pursuant to the Agreement and Plan of Merger dated as of February 1, 1999, between the Company and Broad (the "Agreement" which is incorporated herein by reference. As part of the acquisition, Broad's wholly owned subsidiary, Broad National Bank, a national bank ("Broad National"), merged with and into the Company's wholly owned subsidiary, Independence Community Bank, a New York-chartered stock savings bank ("ICB") pursuant to the Agreement of Merger dated as of February 1, 1999 between ICB and Broad National (the "Bank Merger Agreement" a copy of which is attached hereto as Exhibit 2.2).

    Under the terms of the Agreement, the merger consideration must consist of approximately 50% Company common stock and approximately 50% cash. As a result of the election procedures and in accordance with the terms of a formula set forth in the Agreement, each Broad stockholder who submitted a valid election for stock consideration received 1.9859 shares of Company common stock for each share of Broad common stock, plus cash in lieu of any fractional shares, and each Broad stockholder who submitted a valid election for cash consideration received $26.50 per share of Broad common stock except that Broad stockholders who elected to receive cash as any portion of their consideration for their Broad shares also received a portion of such consideration in the form of Company common stock (the "Consideration Adjustment") in accordance with the terms of the Agreement. To the extent that certain Broad stockholders may have elected to receive some combination of stock and cash consideration in exchange for their shares of Broad common stock, such individuals received the entire portion of their stock election in the form of 1.9859 shares of Company common stock for each share of Broad common stock, plus cash in lieu of any fractional shares and the cash portion of their election was modified in accordance with the Consideration Adjustment described above. The remaining shares of Broad common stock for which a valid election was not submitted were converted into the right to receive 1.9859 shares of Company common stock for each share of Broad common stock, plus cash in lieu of any fractional shares.

    At the Effective Time, each outstanding option to purchase Broad common stock (each a "Broad Option"), at the election of the individual holders of the Broad Options either were: (i) canceled and all rights thereunder extinguished in consideration for which Broad paid an amount determined by multiplying the number of shares of Broad Common Stock underlying such Broad Option by an amount equal to the excess (if any) of $26.50 over the exercise price of each Broad Option; or (ii) converted automatically into an option to purchase shares of Company common stock in accordance with the terms set forth in the Agreement.

    The cash portion of the merger consideration was obtained by the Company in the form of a dividend from ICB.


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ITEM 7.  EXHIBITS
         --------

         EXHIBIT NUMBER           DESCRIPTION
         --------------           -----------

              2.1            Agreement and Plan of Merger between
                             Independence Community Bank Corp. and Broad
                             National Bancorporation dated February 1,
                             1999*

              2.2 Agreement of Merger between Independence Community Bank and Broad National Bank dated February 1, 1999

              99             Press Release dated August 2, 1999


                             * Incorporated by reference from the
                             Company's Registration Statement on Form S-4
                             (File No. 333-75545) initially filed on
                             April 1, 1999.

































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                                 SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             INDEPENDENCE COMMUNITY BANK CORP.



Date:  August 16, 1999            By:   /s/ John K. Schnock
                                        ________________________________
                                        John K. Schnock
                                        Senior Vice President and Counsel


























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